Exhibit 1.1

Execution Version

16,220,000 Shares of Class A Common Stock

(Par Value $0.01 per Share)

SIMMONS FIRST NATIONAL CORPORATION

UNDERWRITING AGREEMENT

July 21, 2025

Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

As representatives of the Underwriters to be named in Schedule A of the Underwriting Agreement

Ladies and Gentlemen:

Simmons First National Corporation, an Arkansas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for which Stephens Inc., Morgan Stanley & Co. LLC, and Keefe, Bruyette & Woods, Inc. are acting as representatives (together, the “Representatives”), an aggregate of 16,220,000 shares (the “Firm Shares”) of Class A common stock, par value $0.01 per share of the Company (“Common Stock”) and, at the election of the Underwriters through the Representatives, up to an additional 2,433,000 shares (the “Option Shares”) of Common Stock of the Company (the Firm Shares and the Option Shares are herein collectively called the “Shares”).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as they deem advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (File No. 333-279502), which includes the form of prospectus covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement, and any post-effective amendment thereto, became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A and/or Rule 430B of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from the registration statement at the time it became effective but is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A or Rule 430B of the 1933 Act Regulations is referred to as “Rule 430 Information.” Each prospectus used before such registration statement became effective, and any prospectus and prospectus supplement that omitted, as applicable, the Rule 430 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” All references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below) and each “preliminary prospectus” included in the registration statement referred to above. Such registration statement, at any given time, including any amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time (but excluding Form T-1), the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the information otherwise deemed to be a part thereof or included therein at such time by the 1933 Act Regulations (and including the Rule 430 Information, as applicable), is referred to herein as the “Registration Statement.” The prospectus, in the form in which it appears in the Registration Statement and including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus”; and each supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) and including the documents incorporated, or deemed incorporated, by reference therein, is hereinafter called a “Prospectus Supplement,” and such final Prospectus Supplement as filed, along with the Base Prospectus, is herein after called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated, or deemed to be incorporated, therein by reference; and all references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Prospectus Supplement or the Prospectus shall be deemed to mean and include the filing of a post-effective amendment, any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated therein by reference, or form of prospectus.

In all dealings hereunder, the Representatives shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

Section 1. Representations and Warranties and Agreements.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

(i) Status as Well Known Seasoned Issuer. (1) At the time of filing the Registration Statement, (2) at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (4) at the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)), including not having been and not being an “ineligible issuer” (as defined in

Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Shares, as of the date of their registration on the Registration Statement, were, and, as of the date hereof and as of the Closing Time, remain, eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not an “ineligible issuer” (as defined in Rule 405), and the Company has not subsequently been or become such an “ineligible issuer”.

(ii) Registration Statement, Prospectus and Disclosure Package at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) on May 17, 2024 and any post-effective amendment to the Registration Statement has also become effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective, at each deemed effective date with respect to the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, when read together with the Prospectus, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time (and, if any Option Shares are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act and 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the pricing information set forth on Schedule C conveyed to investors, when considered together (collectively, as of the Applicable Time, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:23 p.m. (New York City time) on the date of this Agreement or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the applicable prospectus relating to the Shares that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any preliminary prospectus deemed to be a part thereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the 1933 Act Regulations.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

“Permitted Written Testing-the-Waters Communication” means the Written Testing-the-Waters Communication listed on Schedule E hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in clause (h)(1) of Rule 433 of the 1933 Act Regulations (“Rule 433”)) relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which the parties acknowledge and agree consists only of the information contained in the first, second, sixth and seventh sentences under the caption “Underwriting—Underwriting Discount,” the first and tenth sentence under the caption “Underwriting—Stabilization Transactions,” and the eleventh and thirteenth sentences under the caption “Underwriting – Other Activities and Relationships”, in each case, contained in the Registration Statement, the Statutory Prospectus and the Prospectus (collectively, the “Underwriter Information”).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Statutory Prospectus and the Prospectus, when read together with the other information in the Disclosure Package or the Prospectus, as the case may be, at the time the Registration Statement became effective or such documents were filed with the Commission, as the case may be, did not, and at the earlier of the time the Prospectus was first used and the first “time of sale,” within the meaning of Rule 159 under the 1933 Act Regulations, of Shares in this offering and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”). There are no material contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or required to be filed as exhibits thereto which have not been so properly described or filed as required.

(iv) Independent Accountants. Forvis Mazars, LLP (“Forvis”), the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board.

(v) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, comply with the requirements of the 1933 Act and present fairly, in all material respects, (1) the financial position of the Company and its consolidated subsidiaries and (2) the statements of income, comprehensive income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries. Said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. All statements, projections, estimates and expressions of opinion included in the Registration Statement, the Disclosure Package and the Prospectus have been prepared by the Company in good faith, and represent reasonable and fair expectations held by the Company on the basis of the information available to the Company and the assumptions underlying such information are reasonable. Any other financial information included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. To the extent applicable, all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K under the 1933 Act, as applicable. The Company is an “experienced issuer” as defined in Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(j)(6) for purposes of the Registration Statement and the offering, issuance or sale of the Shares hereunder.

(vi) Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the requirements of the 1933 Act and the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (1) neither the Company nor any of its subsidiaries has incurred any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree that are material, individually or in the aggregate, to the Company and the subsidiaries, taken as a whole, (2) there has been no material adverse change, or any development that has had or which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (3) there have been no transactions, letters of intent, term sheets, or similar instruments entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or which have been disclosed to the Representatives, which are material to the Company and its subsidiaries, considered as one enterprise, (4) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to any dividend reinvestment plan, employee benefit plans (including its equity incentive plans), the Company’s employee stock purchase plan or repurchases of Common Stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the long term indebtedness of the Company or its Significant Subsidiaries, and (5) the Company has not declared, paid or made any dividend (other than its ordinary course quarterly dividend) or distribution of any kind on any class of its capital stock (each of clauses (1), (2), (3), (4) and (5), a “Material Adverse Change”).

(viii) Regulatory Matters. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The Company is “well capitalized” as that term is defined at 12 CFR part 225. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any material respect relates to their capital adequacy, their credit policies, or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement, where any such Regulatory Agreement could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect or is expected to prevent or materially delay the transactions contemplated by this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries. The Company does not (directly or indirectly) own or control the stock or voting securities of any depository institution other than Simmons Bank, an Arkansas state-chartered bank (the “Bank”), and its direct and indirect activities and investments are authorized for a bank holding company or for a financial holding company and its subsidiaries pursuant to the BHC Act.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Arkansas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and to issue the Shares, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Material Contracts. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus as required by the 1933 Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts in each case that could result in a Material Adverse Effect.

(xi) Good Standing of Significant Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X and identified hereto as Schedule F) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified and licensed to transact business and is in good standing in each foreign jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xii) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. All of the issued and outstanding shares of capital stock or limited liability company membership interest, as applicable, of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock or limited liability company membership interest, as applicable, of the Company, the Bank or any Significant Subsidiary were issued in violation of any preemptive or similar rights of any shareholder or other equity holder of the Company, the Bank or any Significant Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company, the Bank, any Significant Subsidiary or under any agreement to which the Company, the Bank or any Significant Subsidiary is a party.

(xiii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization.” There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of Common Stock pursuant to exercises of employee stock options, issuances pursuant to employee benefit plans (including awards of restricted stock to Company employees pursuant to the Company’s equity incentive plans) and pursuant to the Company’s dividend reinvestment plan and employee stock purchase plans). There have not been any additional long-term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank, pursuant to Federal Home Loan Bank advances or securities sold under agreements to repurchase by the Bank in its ordinary course of business, or other borrowings in the ordinary course of business of the same type and not materially different in nature or amount from those historically undertaken by the Bank. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (i) options, warrants or other rights to purchase or acquire from the Company or any of its subsidiaries any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or (ii) obligations of the Company or any of its subsidiaries to issue, sell or transfer any shares of capital stock or other equity interests of the Company or any of its subsidiaries or any securities convertible into or exchangeable for, or that represent the right to receive, any such shares or interests.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Securities Offerings. All offers and sales of the Company’s capital stock and debt or other securities by the Company prior to the date hereof were made in all material respects in compliance with or were the subject of an available exemption from the 1933 Act and the 1933 Act Regulations and all other applicable state and federal laws or regulations, or any actions under the 1933 Act and the 1933 Act Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation. The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the 1933 Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not sold or issued any security during the 30-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the 1933 Act, other than shares of Common Stock used pursuant to any employee stock purchase plan, employee benefit plans, the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, Disclosure Package or the Prospectus. To the Company’s knowledge, no FINRA member intending to participate in the offering has a conflict of interest with the Company. For this purpose, a ‘conflict of interest’ exists when a member of FINRA and/or its associated persons, parent, or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity, or will receive underwriting compensation in excess of limitations set forth under FINRA Rule 5110, as amended. No proceeds from the sale of the Shares (excluding underwriting compensation) will be paid to any FINRA member participating in the offering, or any persons associated or affiliated with a member of FINRA participating in the offering, except as specifically authorized herein.

(xvi) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms (and the Shares will conform) in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or under any agreement to which the Company is a party, other than those rights which have been validly waived by the securityholder entitled to such rights prior to the date of this Agreement.

(xvii) Not an Investment Company. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), without regard to Section 3(c) of the 1940 Act.

(xviii) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is (1) in violation of its charter, bylaws or other organizational document, (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them are bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (3) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization applicable to the Company or the Bank or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (1) violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), (2) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or the Bank, or (3) result in any violation by the Company or the Bank of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of the immediately preceding clauses (1) and (3), as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries or any of their respective properties.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the senior management of the Company, is contemplated or threatened, which would reasonably be expected to have a Material Adverse Effect.

(xx) Compliance With ERISA. Each of the Company, its subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, its subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where such failure to fulfill its obligations or such non-compliance would not result in a Material Adverse Effect. None of the Company, its subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such unpaid liability would not result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which (1) is required to be disclosed in the Registration Statement or the Prospectus, (2) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (3) would reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or thereunder. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, is necessary or required for the authority, execution, delivery or performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of The Nasdaq Stock Market (“NASDAQ”), the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities that are necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv) Conduct of Business. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Bank is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, and all regulations and orders of, or agreements with, Governmental Entities applicable to it, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv) Environmental Matters. Each of the Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations, and decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. Each of the Company and its subsidiaries has obtained and is in compliance in all material respects with all permits, licenses and other approvals required under Environmental Laws to conduct their respective businesses as currently conducted. There is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (an “Environmental Claim”), which would have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or the Bank which would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there are no material costs or liabilities relating to Environmental Laws that have not been disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(xxvi) Title to Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all of its real and personal properties, reflected as owned in the consolidated financial statements or as described in the Prospectus, in each case free and clear of all liens, encumbrances, claims and defects, except as (1) reflected in such consolidated financial statements, (2) do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary, or (3) which would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases under which the Company or any of its subsidiaries holds properties used in its business are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except any claim that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvii) Intellectual Property. Each of the Company and its subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

(xxviii) Taxes. The Company and each Significant Subsidiary has: (1) timely (after taking account of any governmental orders extending the time for filing) filed all tax returns, information returns, and similar reports that are required to be filed and all such returns are true, correct and complete in all material respects, and (2) timely paid in full all federal, state, local and foreign taxes required to be paid by it and any other assessment, fine or penalty levied against it, except to the extent any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been made under GAAP, except where the failure to timely file such tax returns or to timely pay such tax, assessment, fine or penalty would not, individually or in the aggregate, result in a Material Adverse Effect. Giving effect to any applicable extensions and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or the Bank or any of their respective assets.

(xxix) Insurance. The Company and the Bank have insurance covering their respective assets, operations, personnel and businesses, including business interruption insurance, which insurance is, in the opinion of Company management, in such amounts and insures against such losses and risks as are adequate to protect the Company and the Bank and their respective assets, operations, personnel and businesses; and neither the Company nor the Bank has (1) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (2) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxx) Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from transferring any of its property or assets to the Company or any other subsidiary of the Company, or from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(xxxi) Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof with which the Company or any of its directors or officers is required to comply.

(xxxii) Accounting Controls; Disclosure Controls. The Company and its subsidiaries, taken as a whole, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective in all material respects, and since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company is not aware of any material weaknesses in the Company’s internal controls, whether or not remediated, and (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations); and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxxiii) Foreign Corrupt Practices Act. None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of their actions for, or on behalf of, the Company or any of its subsidiaries (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (2) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (3) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute, rule, or regulation (collectively, the “Anti-Corruption Laws”); or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anti-Corruption Laws.

(xxxiv) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including the Anti-Money Laundering Act of 2020 (“AMLA 2020”) and all implementing regulations of the U.S. Financial Crimes Enforcement Network (“FinCEN’), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and, except as disclosed to the Representatives, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxxv) Compliance with OFAC. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered by the U.S. Government (including those sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), as amended from time to time, including but not limited to those under the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”)), the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or are a resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea regions of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) and the countries of Cuba, Iran, North Korea, and Syria, or any region of Ukraine or any person, entity, or sector in Russia that is the subject of U.S. Sanctions (including, for the avoidance of doubt, those administered under Executive Orders 14024 and 14065). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions in violation of Sanctions.

(xxxvi) Use of Proceeds. The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that would cause or result in a violation of the Anti-Corruption Laws, Money Laundering Laws or Sanctions by any person or entity (including any Party to this Agreement).

(xxxvii) IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, to the knowledge of the Company, adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where failure in the adequacy, operation or performance of such IT Systems would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses consistent with industry standards and practices, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except where failure to implement or maintain such controls, policies, procedures and safeguards or the occurrence of breaches, violations, outages or unauthorized uses or access would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where failure in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxviii) Open Source Software. To the knowledge of the Company, the Company and its subsidiaries are in material compliance with all licenses applicable to any open source software used in their products, services or operations, and such use does not (A) require the disclosure, licensing or distribution of any proprietary source code owned by the Company or its subsidiaries, or (B) otherwise obligate the Company or its subsidiaries to make available to third parties any such proprietary source code.

(xxxix) No Brokers. Other than as contemplated by this Agreement with the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the issuance and sale of the Shares as contemplated by this Agreement.

(xl) Stabilization. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

(xli) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xlii) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company or its subsidiaries registered by the Company or any other person under the 1933 Act.

(xliii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is not based on or derived from sources that are reliable or is not accurate in all material respects.

(xliv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business (including any positioning of collateral with a Federal Reserve Bank or similar government lending facility) consistent with past business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlvi) Derivative Securities. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvii) Deposit Insurance/Community Reinvestment Act/Bank Capitalization. The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the maximum limit set by the Federal Deposit Insurance Corporation and no proceeding for the revocation or termination of such deposit insurance is pending or, to the knowledge of the Company, threatened. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better in its most recently completed performance evaluation. The Bank is “well capitalized” as that term is defined at 12 CFR part 324.

(xlviii) NASDAQ Compliance. The Company is in compliance in all material respects with the then-applicable listing and corporate governance rules and regulation requirements of NASDAQ. The Company has not knowingly taken any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of its Common Stock on the NASDAQ, nor has the Company received any written notification that the SEC or NASDAQ is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ.

(xlix) No Unauthorized Use of Prospectus. The Company has not distributed and prior to the later to occur of (1) Closing Time and (2) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, the Statutory Prospectus or the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations, without the consent of the Representatives (not to be unreasonably withheld or delayed).

(l) Lock-up Agreements. Each of the Company’s officers, as defined by Rule 16a-1(f) of the 1934 Act Regulations, and directors, in each case as listed on Schedule D hereto, has executed and delivered lock-up agreements as contemplated by Section 5(j) hereof.

(li) Testing-the-Waters. The Company (1) has not alone engaged in any Testing-the-Waters Communications other than Permitted Written Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 163B(c)(2) of the 1933 Act Regulations, and (2) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications.

As of the Applicable Time, each Permitted Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Written Testing-the-Waters Communication does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per share set forth in Schedule C, the respective number of Firm Shares set forth in Schedule A opposite its name.

(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional 2,433,000 shares of Common Stock, at the price per share set forth in Schedule C. The option hereby granted may be exercised in whole or in part from time to time through the 30th day after the date of this Agreement, upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time or earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Delivery of the Firm Shares shall be made at the offices of Nelson Mullins Riley & Scarborough, LLP, Atlantic Station, 201 17th Street NW, Suite 1700, Atlanta, GA 30363, or such other place as may be agreed to by the Representatives and the Company, and payment of the purchase price for the Shares shall be made by the Representatives to the Company by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Representatives and the Company, no later than 10:00 a.m. (New York City time) on the first business day following the date of this Agreement (or such other time and date as shall be agreed upon by the Representatives and the Company) (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Shares purchased by the Underwriters shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.

(d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

In performing its duties under this Agreement, the Underwriters shall be entitled to rely upon any notice, signature or writing that the Underwriters shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriters may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees to them.

Section 3. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. Prior to the completion of the distribution of Shares as contemplated in this Agreement (which the Representatives will promptly confirm orally to the Company), the Company, subject to Section 3(b), will, with respect to the Shares, comply with the requirements of Rule 430A or Rule 430B, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any Prospectus Supplement or any amended Prospectus shall have been used or filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment or supplement to the Registration Statement (including any filing under Rule 462(e)), any preliminary prospectus, the Base Prospectus, any Prospectus Supplement, or the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Representatives (unless, in the opinion of the Company’s counsel, such filing or use is legally necessary without delay, in which case the Company shall use commercially reasonable efforts to notify the Representatives as soon as practicable thereafter), which consent shall not be unreasonably withheld. Neither the consent of the Representatives, nor the Representatives’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, this Section 3(b) shall not apply to any filings required in order for the Company to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

(c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed or conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request, unless, with the prior consent of the Representatives, such delivery requirement can be satisfied by the provisions of Rule 172 of the 1933 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations, as applicable, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Shares ending no later than nine months from the date hereto (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (1) give the Representatives notice of such event or condition, (2) prepare and file with the Commission, subject to Section 3(b) of this Agreement, such amendment or supplement as may be necessary to correct such untrue statement or omission or effect such compliance to make the Registration Statement or the Prospectus comply with such requirements and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible, and (3) the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following the distribution of any Permitted Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Permitted Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, should the Underwriters request, will promptly amend or supplement, at its own expense, such Permitted Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(f) No Stabilization. The Company will not take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.

(g) DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

(h) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request and to maintain such qualifications in effect for the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as such Underwriter may request.

(i) Further Obligations. In the event the Company, at any time, or from time to time, shall not have sufficient funds to promptly pay in full any amount then due and payable pursuant to Section 6 of this Agreement to any indemnified person, the Company shall promptly take such commercially reasonable actions that do not require prior regulatory approval to obtain sufficient funds to pay such amount. If the funds obtained from such actions shall not be sufficient to pay such amount in full (a “Deficiency”), the Company shall promptly take all such further commercially reasonable actions, including obtaining all required regulatory approvals for the Bank to pay a dividend to the Company in the amount of the Deficiency. The Company shall pay the Deficiency to the extent that regulatory authorities approve a dividend from the Bank to the Company, provided that if the dividends from the Bank to the Company are insufficient to pay the Deficiency to any indemnified person, the Company shall remain obligated to (1) pay such Deficiency and (2) use its commercially reasonable efforts to obtain such additional regulatory approvals for the Bank to pay additional dividends to the Company until the Company has paid the Deficiency in full to any indemnified person.

(j) Earnings Statement. The Company shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k) Reporting Requirements. The Company, during the Delivery Period will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(m) Listing. The Company will use its commercially reasonable efforts to maintain listing of the Shares on NASDAQ and to file with NASDAQ all documents and notices required by the then-applicable listing and corporate governance rules and regulations of NASDAQ.

(n) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of each Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the 1934 Act Regulations, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other derivatives agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder, (2) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus (including those granted pursuant to an existing employee benefit plan of the Company referred to in the Prospectus (including its equity incentive plans)), (3) any shares of Common Stock issued or options to purchase Common Stock or other instruments granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus; provided that any such options shall not be vested and exercisable within the 90-day period referred to above, or (4) any shares of Common Stock issued pursuant to any dividend reinvestment plan or employee stock purchase plan in existence as of the date hereof. The Company also agrees that during the Lock-Up Period, other than for the sale of Common Stock hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the 1933 Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans and any amendment or supplement thereto.

(o) Filing of Final Prospectus. The Company covenants that it will file the final Prospectus pursuant to Rule 424(b) under the Securities Act as soon as practicable, and in any event, no later than the business day following the date of this Agreement and prior to the Closing Time, in a manner reasonably designed to permit the timely delivery of the comfort letter, legal opinions, and negative assurance letters at the Closing Time.

(p) Lock-up Agreements. The Company agrees to enforce its rights under any of its existing registration rights agreements and/or shareholders’ agreement to restrict the transfer of securities within the 90-day period following the date of this Agreement.

(q) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter (severally and not jointly) represents and agrees that, unless such Underwriter obtains the prior consent of the Company, it has not and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 4. Payment of Expenses.

(a) Expenses. The Company covenants and agrees with the several Underwriters, that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares, if any, to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the costs of blue sky qualification of the Shares in the various jurisdictions, up to a maximum of $5,000, (vi) the printing and delivery to the Underwriters of copies of the Base Prospectus, any Prospectus Supplement, any Permitted Written Testing-the-Waters Communication, any Permitted Free Writing Prospectus, and the Prospectus, and any amendments or supplements thereto (including any reasonable and documented costs associated with electronic delivery of these materials), (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of investor presentation materials and graphics, and, if applicable, any electronic road show, (ix) the reasonable costs, fees and expenses incurred by the Underwriters or counsel to Underwriters in connection with determining the Underwriters’ compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees, up to a maximum of $10,000, (x) the fees and expenses incurred in connection with the listing of the Shares on the NASDAQ and (xi) the marketing and syndication expenses incurred by the Underwriters, in each case incurred in connection with the offer and sale of the Shares pursuant to this Agreement, including the costs and expenses of the Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of investor presentation materials and graphics, and, if applicable, any electronic road show. It is understood, however, that, except as provided in this Section, Sections 6, 9, and 10 hereof, the Underwriters will pay all of their own costs and expenses.

(b) Termination. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(q) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement is effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations (or a post-effective amendment providing such information shall have been filed and declared or become effective in accordance with the requirements of Rule 430A or Rule 430B).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Troutman Pepper Locke LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters. Such counsel may state that, insofar as its opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or the Bank and public officials.

(c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Nelson Mullins Riley & Scarborough, LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all its agreements contained herein and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Independent Auditors Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Forvis a letter dated such date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and accounting information included in the Registration Statement, the Disclosure Package and the Prospectus, and delivered in accordance with the standards and procedures set forth in Public Company Accounting Oversight Board Auditing Standard No. 6101 (“AS 6101”).

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Forvis a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Certificate of Chief Financial Officer. At the time of execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, which shall cover such financial and accounting data included in the Registration Statement, the Disclosure Package and the Prospectus (including any pro forma financial information or other data not addressed in the comfort letter) as the Representatives may reasonably request.

(h) Approval of Listing. The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the 1934 Act and is listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(i) No Objection. If applicable, FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, which objection has not been withdrawn or otherwise satisfied.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(k) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the offer, issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Shares.

(m) Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(n) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Troutman Pepper Locke LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Nelson Mullins Riley & Scarborough, LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Forvis in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) Certificate of Chief Financial Officer. A certificate executed by the Chief Financial Officer of the Company, dated as of such Date of Delivery, in form and substance reasonably satisfactory to the Representatives.

(vi) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(o) Ratings. Except for the notice of review for downgrade published by Moody’s Investor Service, Inc. on May 20, 2025 and related credit opinion, no downgrading shall have occurred, and no notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.

(p) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7, Section 8, Section 14, Section 15 and Section 16 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations) (“Affiliates”), partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each such person, a “controlling person”) to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Written Testing-the-Waters Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon the use of proceeds by the Company or any of its subsidiaries in violation of any Anti-Corruption Laws, Money Laundering Laws, or Sanctions, or in any other manner that results in a violation by any Underwriter or any of their respective Affiliates, directors, officers, employees, agents or controlling persons of any such laws or regulations;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or any preliminary prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, or any Permitted Written Testing-the-Waters Communication (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel (including appropriate local counsel) chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any separate counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ separate counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party at the expense of the indemnifying party if, (i) the employment of such separate counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel approved by the indemnified parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in each of which events the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel firm (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bears to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

For purposes of this Section 7, each controlling person and the respective Affiliates, partners, directors, officers, employees and agents of such Underwriter or any such controlling person shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (a) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company, and (b) delivery of and payment for the Shares.

Section 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if, in the reasonable judgment of the Representatives, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect; (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or if trading generally on the NASDAQ or NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal, New York or Arkansas authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 6, Section 7, Section 8, Section 14, Section 15 and Section 16 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 1, Section 6, Section 7, Section 8, Section 14, Section 15 and Section 16 hereof shall not terminate and shall remain in effect.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the opinion of counsel for the Company or the Underwriters in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Stephens Inc., 111 Center Street, Little Rock, Arkansas, Attention: Bill Keisler, with a copy (which shall not constitute notice) to Nelson Mullins Riley & Scarborough, LLP, Atlantic Station, 201 17th Street NW, Suite 1700, Atlanta, GA 30363, Attention: Brennan Ryan. Notices to the Company shall be directed to it at 601 E. 3rd Street, 12th Floor, Little Rock, Arkansas 72201, Attention: George A. Makris, Jr. and the General Counsel’s Office, with a copy (which shall not constitute notice) to Troutman Pepper Locke LLP, 1001 Haxall Point, 15th Floor, Richmond, VA 23219, Attention: Seth Winter.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and its successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons and officers and directors referred to in Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or entity. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13. No Fiduciaries. The Company acknowledges and agrees that (a) the offering, purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such offering each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed, and will not assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16. Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

SIMMONS FIRST NATIONAL CORPORATION

/s/ George A. Makris, Jr.
Name:	George A. Makris, Jr.
Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

STEPHENS INC.
For itself and as Representative of the other Underwriters named in Schedule A hereto

/s/ Scott Studwell
By: Managing Director
Name: Scott Studwell

MORGAN STANLEY & CO. LLC
For itself and as Representative of the other Underwriters named in Schedule A hereto

/s/ Austin Sims
By: Vice President
Name: Austin Sims

KEEFE, BRUYETTE & WOODS, INC.
For itself and as Representative of the other Underwriters named in Schedule A hereto

/s/ Andrew Fenwick
By: Managing Director
Name: Andrew Fenwick

SCHEDULE A

Name of Underwriter	Number of Firm Shares
Stephens Inc.	6,488,000
Morgan Stanley & Co. LLC	4,055,000
Keefe, Bruyette & Woods, Inc.	4,055,000
Raymond James & Associates, Inc.	811,000
Robert W. Baird & Co. Incorporated	811,000

Total	16,220,000

SCHEDULE B

Issuer General Use Free Writing Prospectus

Issuer General Free Writing Prospectus filed via EDGAR on July 21, 2025

SCHEDULE C

1. 16,220,000 Firm Shares and 2,433,000 Option Shares

2. The public offering price per share for the Shares (including any Shares purchased by current directors and officers of the Company), determined as provided in said Section 2, shall be $18.50.

3. The purchase price per share for the Shares to be paid by each Underwriter shall be $17.575, which equals the public offering price set forth above, less $0.925 per share. However, for Shares purchased by current directors and officers of the Company—up to a maximum of 5% of the Firm Shares—the purchase price per share paid by each Underwriter shall be $17.945, reflecting the public offering price less $0.555 per share. The purchase price per share for any Option Shares purchased pursuant to the option described in Section 2(b) shall be reduced by the amount of any dividends or distributions declared by the Company that are payable on the Firm Shares but not payable on the Option Shares.

SCHEDULE D

The following persons shall execute and deliver lock-up agreements in the form of Exhibit A that follows:

Executive Officers

Name	Principal Occupation
George A. Makris, Jr.	Chairman of the Board and Chief Executive Officer
James M. Brogdon	President
C. Daniel Hobbs	Executive Vice President and Chief Financial Officer
Christopher Van Steenberg	Executive Vice President and Chief Operating Officer
George A. Makris III	Executive Vice President, General Counsel and Secretary
Jennifer B. Compton	Executive Vice President and Chief People Officer
David W. Garner	Executive Vice President and Chief Accounting Officer
Tina Groves	Executive Vice President and Chief Risk Officer
Brad Yaney	Executive Vice President of Credit Risk Management, Simmons Bank

Board of Directors

Name
Marty D. Casteel
William E. Clark, II
Steven A. Cossé
Mark C. Doramus
Edward Drilling
Eugene Hunt
Jerry Hunter
Susan Lanigan
Tom Purvis
Robert L. Shoptaw
Julie Stackhouse
Russell W. Teubner
Mindy West

SCHEDULE E

Permitted Written Testing-the-Waters Communications

Simmons First National Corporation Investor Presentation, dated July 2025

SCHEDULE F

Significant Subsidiaries of Simmons First National Corporation

Simmons Bank

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

July 21, 2025

SIMMONS FIRST NATIONAL CORPORATION

501 Main Street

Pine Bluff, Arkansas 71601

STEPHENS INC.

111 Center Street

Little Rock, Arkansas 72201

MORGAN STANLEY & CO. LLC

1585 Broadway, 29th Floor

New York, New York 10036

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Re:	Proposed Public Offering by Simmons First National Corporation

Ladies and Gentlemen:

The undersigned, an executive officer and/or director of Simmons First National Corporation, an Arkansas corporation (the “Company”), understands that Stephens Inc., Morgan Stanley & Co. LLC, and Keefe, Bruyette & Woods, Inc., as representatives (each, a “Representative”, and together, the “Representatives”) to the several Underwriters (as defined below), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that the Offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (each an “Underwriter” and, collectively, the “Underwriters”) that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Stephens Inc., and with Stephens Inc. providing prior written notice to the other Representatives (email being sufficient), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (collectively, “Related Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or Related Securities, whether any such swap, hedge or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or any Related Securities (i) as a bona fide gift or gifts or by will or intestate succession, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein; (ii) to a member of the undersigned’s immediate family, or to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iii) as required by operation of law, such as pursuant to a domestic relations order of a court of competent jurisdiction or as required by a divorce settlement; (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding and disclosed in the Prospectus (including in any document incorporated by reference therein) as of the date of the Underwriting Agreement, where the shares of Common Stock received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this agreement (except to the extent sold solely to pay, and in an amount not to exceed, the exercise price therefor); (v) to the Company to satisfy any tax obligations of the undersigned upon the exercise or vesting of equity awards under any equity incentive plan of the Company, provided that no public filing, report or announcement shall be voluntarily made and any filing under Section 16(a) of the Exchange Act that is required in connection with any such surrender of shares of Common Stock shall include a statement in such report to the effect that such surrender of shares of Common Stock is being made in connection with the payment of taxes; or (vi) with the prior written consent of Stephens Inc., and with Stephens Inc. providing prior written notice to the other Representatives (email being sufficient). For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding anything contained in this agreement, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period; provided that (i) such plan does not provide for the transfer of Common Stock or Related Securities during the Lock-Up Period and (ii) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily during the Lock-Up Period in connection with such trading plan and, if any such filing or public announcement shall be legally required during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock or Related Securities may be made under such plan during the Lock-Up Period.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this agreement and that the undersigned now has and, except as contemplated by clauses (i) through (vii) above, for the duration of this agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock, except in compliance with this agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of Stephens Inc. (which consent may be withheld in its sole discretion), and with Stephens Inc. providing prior written notice to the other Representatives (email being sufficient): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any Related Securities and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party with respect to the Offering.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that if (i) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder or (ii) prior to the execution of the Underwriting Agreement, either the Representatives or the Company notifies the other in writing that it does not intend to proceed with the Offering, the undersigned shall be released from all obligations under this agreement without further action on the part of Representatives or the Company.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Offering or sell any shares of Common Stock at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted their own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

[Signature page follows]

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Signature:
Name:

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